SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Check the appropriate box:

[X]     Preliminary Information Statement
[ ]     Definitive Information Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
        (d)(2))

                           Applied DNA Sciences, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which the transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[   ]   Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                           APPLIED DNA SCIENCES, INC.
                        9229 Sunset Boulevard, Suite 830
                          Los Angeles, California 90069


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                           Los Angeles, CA
                                                           *, 2005

     This information statement has been mailed on or about *, 2005 to the stockholders of record on *, 2005 (the "Record Date") of Applied DNA Sciences, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of February 14, 2005. The actions to be taken pursuant to the written consent shall be taken on or about *, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                         By Order of the Board of Directors,

                                         /s/ Robin B. Hutchison
                                         ----------------------
                                         Robin B. Hutchison
                                         Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED FEBRUARY 14, 2005

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated February 14, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2005:

     1. To Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.50 per share (the "Common Stock"), of the Company from 100,000,000 shares to 250,000,000 shares;

     2. To Amend the Company's Articles of Incorporation, as amended, to the par value of the Common Stock of the Company from $.50 per share to $.001 per share;

     3. To ratify the selection of Russell Bedford Stefanou Mirchandani as independent registered public accounting firm of the Company for the year ending September 30, 2005;

     4. To elect five directors to the Company's Board of Directors, to hold office until their successors are elected and qualified or until their earlier resignation or removal; and

     5. To adopt the Company's 2005 Incentive Stock Plan.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of February 14, 2005 have voted in favor of the foregoing proposals by resolution dated February 14, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2005.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     On February 14, 2005, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000. The Company currently has authorized capital stock of 100,000,000 shares and approximately * shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

     As of the Record Date, a total of * shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

     Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

     o    Acquisition of Biowell Technology, Inc.

     On January 28, 2005, the Company entered into a stock purchase agreement (the "Agreement") with Biowell Technology Inc., a Taiwan corporation ("Biowell"), whereby a to-be-formed wholly-owned subsidiary of the Company would acquire a company to be formed which would own all of the intellectual property of Biowell (the "Acquired Assets") in exchange for 36,000,000 shares of the Company's common stock (the "Acquisition Shares") to be issued to the shareholders of Biowell. The Acquisition Shares represent 50% of the total shares issued and outstanding on a fully diluted basis on the date of execution of the Agreement. The closing of the acquisition ("Closing") is subject to numerous terms and conditions, including:

          1) due diligence review of Biowell's intellectual property by intellectual property counsel to the Company and the issuance of a report and opinion by such counsel satisfactory to the Company;

          2)   release of encumbrances on the Acquired Assets;

          3) the formation of and sale of the Acquired Assets from Biowell to a British Virgin Islands company;

          4) amendments to an agreement between Company and Giuliani Partners LLC, dated as of August 3, 2004;

          5)   reorganization of the Board of Directors of the Company;


          6) formation of a wholly-owned subsidiary of the Company in the British Virgin Islands; and

          7) such other customary representations, warranties and conditions customary to transactions of this nature.

     In the event that the Closing has not occurred on or prior to July 31, 2005, either party may terminate the Agreement. In addition, the Agreement may be terminated by the written consent of both parties or unilaterally by either party upon a material violation or breach by the other party that has not been cured within 10 business days of notice of such violation or breach.

     In connection with the Closing, the parties will also enter into a license agreement, whereby the Company will grant Biowell an exclusive license to market and sell the Company's products in selected Asian countries, employment agreements for key employees of Biowell, non-competition agreements and a pledge agreement by the Company.

     Biowell owns proprietary DNA-embedded biotechnology solutions that protect corporate and intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion. Biowell offers a cost effective method to detect, deter, interdict and prosecute global counterfeiting organizations. Biowell provides proprietary DNA-embedded biotechnology solutions to companies to protect corporate and intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion. Biowell uses synthetically created DNA fragments that have unique characteristics and one-of-a-kind sequences. Using various anti-counterfeit technologies, such as ink, microchips, glue, paints and DNA-Holograms, Biowell can authenticate the DNA fragments to ensure that the product has not been counterfeited or tampered with.

     The Company currently has the exclusive license to sell, market, and sub-license all of Biowell Technology, Inc.'s DNA anti-counterfeit and fraud prevention biotechnology and products in the United States, the European Union, Canada, Mexico, Colombia, Saudi Arabia and the United Arab Emirates. The exclusive license for a period of 15 year, also gives the Company the initial rights to future anti-fraud biotechnologies developed by Biowell and also new applications for the existing technology that may be developed for the marketplace as long as the license agreement remains in effect. The Company and Biowell have filed one joint provisional patent application (60/463215) with the USPTO. In consideration for the granting of the exclusive license, Biowell received 1.5 million shares of the Company's common stock, with the option to purchase another 500,000 shares. In return, the Company received the option to purchase 500,000 shares of Biowell common stock.

     o 2005 Incentive Stock Plan

     On February 14, 2005, the majority stockholders approved the 2005 Incentive Stock Plan and authorized 16,000,000 shares of common stock for issuance of stock awards and stock options thereunder. See "2005 Incentive Stock Plan."

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     On February 14, 2005, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to decrease the par value of the common stock of the Company from $.50 per share to $.001 per share. The Company currently has authorized capital stock of 100,000,000 shares and approximately 36,505,691 shares of Common Stock are outstanding as of the Record Date.

     The proposed reduction in the par value per share of the Company's capital stock is intended to bring the Company in line with the practice of other corporations that already have reduced par value stock. The proposed reduction in par value for the common stock would be effected by a reduction in the capital stock account on the Company's balance sheet and a corresponding increase in the additional paid-in (or surplus) capital account and thus would have no impact on the Company's capital structure. The reduction in par value would not reduce the ownership interests of stockholders, nor would it have any other impact on the rights and privileges of the holders of common stock (other than in the reduction of par value). The reduction in par value per share reduces the amount required to be carried by the Company as capital, thereby potentially increasing the Company's surplus capital available for dividends and other distributions and for other corporate purposes.

             APPOINTMENT OF RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

     The Audit Committee of the Board of Directors has appointed the firm of Russell Bedford Stefanou Mirchandani LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2005. On
February 14, 2005, the majority stockholders ratified the selection of Russell Bedford Stefanou Mirchandani LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2005.

Review of the Company's audited financial statements for the fiscal year ended September 30, 2004

     The Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU
380), as amended.

     In addition, the Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2003, for filing with the Securities and Exchange Commission.

Audit Fees

     The aggregate fees billed by our auditors, for professional services rendered for the audit of the Company's annual financial statements for the years ended September 30, 2004 and 2003, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB during the fiscal years were $120,433 and $17,925, respectively.

Tax Fees

     Russell Bedford Stefanou Mirchandani LLP did not bill the Company for tax related work during fiscal years 2004 or 2003.

All Other Fees

     Russell Bedford Stefanou Mirchandani LLP did not bill the Company for any other services during fiscal years 2004 or 2003.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                              ELECTION OF DIRECTORS

     On February 14, 2005, the majority stockholders of the Company elected Robin B. Hutchison, PeterBrockelsby, Michael Hill, Lawrence Lee and Ron Erickson to the Company's Board of Directors for a term of one year. Following is information about each director, including biographical data for at least the last five years.

     The Board is responsible for supervision of the overall affairs of the Company. In fiscal 2004, the Board's business was conducted at approximately 11 meetings of the board of directors. The Board now consists of five directors. The term of each director continues until the next annual meeting or until successors are elected. The directors are:

Name                    Age    Position
----------------------------------------------------------
Robin B. Hutchison      48     Chief Executive Officer and Chairman of the Board
Peter Brockelsby        54     President and Director
Michael Hill            44     Director
Lawrence Lee            44     Chief Technology Strategist and Director
Ron Erickson            60     Director

Robin Hutchison

     In November 2003, Robin "Rob" Hutchison joined our Board of Directors. On December 12, 2003, he was appointed Chairman of the Board and on March 1, 2004, he was appointed Chief Executive Officer. Previously, Mr. Hutchison served on Board of Directors of PowerHouse Technologies Group, Inc., a developer of mobile computing solutions that enhance personal productivity. He is the founder of several companies, including eCharge Corporation of Seattle, Washington, specialists in alternative payment methods for the Internet. Mr. Hutchison served as eCharge's president and chief technical officer.

     Prior to co-founding eCharge, Mr. Hutchison was president of Canada-based SNI Corporation, specialists in the integration of SUN Microsystems UNIX-based systems and Internet and computer firewall security. Mr. Hutchison also served as the western regional director of sales and operations for Everex Canada Inc. and as vice president and co-founder of Vivox International Inc.

     Mr. Hutchison remains on the Board of Directors of eCharge. He retired from that company in 2002 to assist in the development of several start-ups and mature technology companies, including Bit Learning, Via Vis Technologies Inc., One Person Health Inc. and Applied DNA Canada. Mr. Hutchison is a member of the Board of Directors of Golden Goliath Resources and Serebra Learning Corporations.

Peter Brockelsby

     On June 2, 2004, the Company announced the appointment of Peter Brockelsby as President of Applied DNA Sciences, Inc. reporting directly to the Board of Directors.

     In 1977, after seven years service as a commissioned officer in the Royal Air Force, Brocklesby left to become Director of Logistics for Air Asia (Air America), a US defense contractor. Air Asia was acquired by E-Systems Inc., a defense contractor and appointed Brocklesby Vice President of Marketing.

     As  an  independent   businessman,   Brocklesby   developed   sophisticated
electronics systems for commercial aircraft in a joint-venture with Plessey, a multi-billion dollar defense contractor and avionics manufacturer.

Larry Lee

     Larry Lee served as President, CEO and Director from September of 2002 to March 1, 2004, when he assumed the role of Chief Technology Strategist.

     Prior to becoming president and CEO of the Company, Lee has held management positions at Hughes Aircraft, Boeing and General Motors where he worked on innovative and cutting-edge new technology.

     Lee currently serves on the board of advisors and/or partners for several U.S. and international companies including: Dery Resources Inc.; IMC; and VO Management, LLC.

     Lee has a Master of Science in Computer/Electronic Engineering from California State University and a Bachelor of Science in Mechanical/Biomedical Engineering from Virginia Tech. He has also received advanced training in Business Executive Management and Finance from University of California, Los Angeles and the Hughes Education Center.

Michael E. Hill

     Hill is currently a major shareholder in a west coast commercial real estate company and retail chain. He is also serving as the trustee and governor for the Shawnigan Lake School, a top ranked, international private school in Canada.

     Previous to joining the Applied DNA Sciences team, Hill was an Investment Banker at Research Capital from 1997-2002 where he managed a portfolio exceeding $300 million. Prior to working with Research Capital, Hill performed similar tasks with Scotia Capital Markets and Burns Fry Ltd. He was employed with these companies from 1987 until 1997.

Ronald P. Erickson

     In January 2004, Mr. Erickson was appointed to the Company's Board of Directors. From 1997 through the present, Mr. Erickson served as Chairman and Chief Executive Officer of eCharge Corporation in Seattle, Washington. Previously, from 1995 through 1997, he served as Chairman and Chief Executive Officer of Globaltel Resources, Inc., an international telecommunications and networking company. From 1992 through 1994, he was Chairman, Interim President and Chief Executive Officer of Egghead Software, Inc. in Issaquah, Washington.

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

                            2005 INCENTIVE STOCK PLAN

     On February 14, 2005, the majority stockholders approved the 2005 Incentive Stock Plan (the "2005 Incentive Plan") and authorized 16,000,000 shares of Common Stock for issuance of stock awards and stock options thereunder. The following is a summary of principal features of the 2005 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2005 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal offices, Applied DNA Sciences, Inc., 9229 Sunset Boulevard, Suite 830, Los Angeles, California 90069.

General

     The 2005 Incentive Plan was adopted by the Board of Directors. The Board of Directors has initially reserved 16,000,000 shares of Common Stock for issuance under the 2005 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

     The 2005 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2005 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Purpose

     The primary purpose of the 2005 Incentive Plan is to attract and retain the best available personnel for the Company by granting stock awards and stock options in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees. In the event that the 2005 Incentive Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

Administration

     The 2005 Incentive Plan will be administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2005 Incentive Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

     Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

     Members of the Board of Directors who are eligible employees are permitted to participate in the 2005 Incentive Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2005 Incentive Plan or the grant of any stock award or option pursuant to it, or serve on a committee appointed to administer the 2005 Incentive Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

Eligibility

     Under the 2005 Incentive Plan, stock awards and options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2005 Incentive Plan.

Terms of Options

     The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

     (a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2005 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

     (b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

     (c) EXPIRATION. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2005 Incentive Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

     (d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

     Except as otherwise provided in the 2005 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

     (f) TERMINATION, MODIFICATION AND AMENDMENT. The 2005 Incentive Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

FEDERAL INCOME TAX ASPECTS OF THE 2005 INCENTIVE PLAN

     THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2005 Incentive Plan. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE

PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2004 STOCK INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

     The 2005 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2005 Incentive Plan.

     If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

     If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

     In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2005 Incentive Plan.

     The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

     The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2005 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of February 14, 2005, the number of and percent of the Company's common stock beneficially owned by

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and
o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from February 14, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of February 14, 2005 have been exercised and converted.

      Name And Address                                       Shares of                  Percentage as of
      Of Beneficial Owners                                 Common Stock                 January 26, 2005
---------------------------------------------------------------------------------------------------------
     Rob Hutchison                                          1,120,000 (1)                      2.3%
     3489 Canterbury Place. S. Surrey BC.  V4P
     2N5
---------------------------------------------------------------------------------------------------------
     Peter Brocklesby                                       1,000,000 (2)                      2.0%
     c/o 9229 W. Sunset Blvd. Ste. 830
     Los Angeles, CA 90069
---------------------------------------------------------------------------------------------------------
     Lawrence Lee
     P O Box 88715                                          4,170,000 (3)                      8.6%
     Los Angeles, CA  90009
---------------------------------------------------------------------------------------------------------
     Michael Hill
     44 Sierra Vista Close SW                                552,000 (4)                       1.1%
     Calgary, Alberta  T3H3A3
---------------------------------------------------------------------------------------------------------
     Ron Erickson
     9437 NE Coral Court                                     550,000 (5)                       1.1%
     Bainbridge Island, WA 98110
---------------------------------------------------------------------------------------------------------
     Karin Klemm
     5758 Las Virgenes Road                                      -0-                            -0-
     Calabasas, CA 91302
---------------------------------------------------------------------------------------------------------
     Total shares held by Officers and                      7,042,000 (6)                      13.7%
     Directors (6 persons)
---------------------------------------------------------------------------------------------------------
     RHL Management, Inc.
     Roxbury Road                                             4,935,475                        10.3%
     Los Angeles, CA 90069
---------------------------------------------------------------------------------------------------------
     Chaim Stern
     1880 East 26th Street                                    4,800,000                        10.0%
     Brooklyn, NY 11229
---------------------------------------------------------------------------------------------------------
     Dr. J. J. Sheu Escrow Account                            3,500,000                        7.3%
     c/o 9229 W. Sunset Blvd. Ste. 830
     Los Angeles, CA 90069
---------------------------------------------------------------------------------------------------------

* Less than 1%
Total shares outstanding as of February 14, 2005: 48,004,662

(1) Includes 1,000,000 shares underlying currently exercisable options.
(2) Includes 1,000,000 shares underlying currently exercisable options.
(3) Includes 600,000 shares underlying currently exercisable options.
(4) Includes 315,000 shares underlying currently exercisable options.
(5) Includes 400,000 shares underlying currently  exercisable options and 50,000
shares  underlying  currently   exercisable  options  owned  by  Alpha  Spectrum
Investments, LLC, of which Mr. Erickson is deemed a beneficial owner.
(6) Includes 3,365,000 shares underlying currently exercisable options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

In September of 2004, we reviewed the holdings of our officers and directors to determine if any purchase, sales or transfers were made throughout the year that may not have been disclosed properly on a Form 4. Any such sales were properly disclosed on Form 5.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal year indicated the compensation paid by our company to our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000 for executive officers during fiscal years ended 2004, 2003 and 2002.

Summary Compensation Table

                                                           Other
                                                           Annual      Restricted     Options       LTIP
  Name & Principal                Salary       Bonus       Compen-        Stock         SARs       Payouts      All Other
      Position          Year        ($)         ($)      sation ($)    Awards ($)      (#)(1)        ($)      Compensation
--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------
Rob Hutchison,          2004    159,450           0            0       39,000            0             0             0
CEO                     2003          0           0            0            0            0             0             0
                        2002          0           0            0            0            0             0             0

--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------
Lawrence C. Lee,        2004    150,000           0            0    2,017,500            0             0             0
CEO                     2003    300,000           0            0            0            0             0             0
                        2002          0           0            0      182,000            0             0             0

--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------
Gerhard Wehr,           2004     58,328           0       22,489       54,000            0             0             0
CFO                     2003    180,000           0            0            0            0             0             0
                        2002          0           0            0       40,000            0             0             0
--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------

     DIRECTORS' COMPENSATION

     All directors are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Directors serve without cash compensation and without other fixed remuneration.

     OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2004:

-------------------------------------------------------------------------------
                  NUMBER OF       % OF TOTAL
                  SECURITIES      OPTIONS/SARS
                  UNDERLYING      GRANTED TO
                  OPTIONS/SARS    EMPLOYEES IN    EXERCISE OR BASE  EXPIRATION
NAME              GRANTED (#)     FISCAL YEAR     ($/SH)            DATE
-------------------------------------------------------------------------------
None.

                            EQUITY COMPENSATION PLANS

     In November of 2002, we created a special compensation plan to pay the founders, consultants and professionals that had been contributing valuable services to us during the previous nine months. The plan is called the Professional/Employee/ Consultant Compensation Plan (the "Plan"). Share and option issuances from the Plan were to be staggered over the following six to eight months, and consultants that were to continue providing services thereafter either became employees or received renewed contracts from us in July of 2003, which contracts contained a more traditional cash compensation component. The Plan was designed by the Board to meet our important team building objectives in our early stages, and to be temporary. As of December 31, 2004, a total of 1,440,003 shares have been issued from the Plan and 560,000 options, 264,000 of which were exercised as of as of December 31, 2004.

     Each qualified and eligible recipient of shares and/or options under the Plan received securities in lieu of cash payment for services. Each recipient agreed, in his or her respective consulting contract with us, to sell a limited number of shares monthly. Management feels that this carefully designed Plan was successful in attracting and retaining a strong team at a time when we had no established revenue stream and limited or no outside financing. Because recipients sold their respective shares in a controlled manner, there was also no apparent negative impact to the market from sales of these unrestricted securities, which was an important objective of the Board when the Plan was contemplated.

     In our financial statements, shares that were issued from November 2002 through June 30, 2003 that were valued at $0.065 per share were shares issued from this Plan created in November of 2002 on the basis of contracts executed at that time for previously rendered services. Common Stock disclosed as being issued in exchange for cash at $1.00 per share represents options that were exercised under this Plan. In December of 2004, we adjusted the exercise price to $0.60 per share.

     Any other unrestricted shares that were issued either before or after July 1, 2003 were valued at the fair market value.

------------------------   ---------------------------    -----------------------------  ----------------------
Plan Category              Number of Securities to be     Weighted Average Exercise       Number of Securities
                           Issued Upon Exercise of        Price of Outstanding Options,   Remaining Available
                           Outstanding Options,           Warrants and Rights             for Future Issuance
                           Warrants and Rights
                                 (a) (b) (c)
------------------------   ---------------------------    -----------------------------  ----------------------
Professional/Consultant/
Employee Stock and Stock
Option Compensation Plan     2,000,000                       $177,600                          -0-
------------------------   ---------------------------    -----------------------------  ----------------------
Total                        2,000,000                       $177,600                          -0-
------------------------   ---------------------------    -----------------------------  ---------------------

     As of December 31, 2004, a total of 1,440,000 shares have been issued from the Plan and 560,000 options, 264,000 of which were exercised as of that date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     In September of 2004, Larry Lee entered into a private transaction with Mr. Chaim Stern, selling a total of 2,500,000 shares to him, after which he loaned all proceeds of $600,000 to us.

     We have no policy regarding entering into transactions with affiliated parties.

                           ANNUAL AND QUARTERLY REPORT

     Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 and our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, as filed with the SEC, excluding exhibits, is being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB free of charge to any shareholder upon written request to Secretary, Applied DNA Sciences, Inc., 9229 Sunset Boulevard, Suite 830, Los Angeles, California 90069. The Annual Report and Quarterly Report incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly together with subsequent information filed by the Company with the SEC and other publicly available information.


                                         By Order of the Board of Directors,

                                         /s/ Robin B. Hutchison
                                         ----------------------
                                         Robin B. Hutchison
                                         Chairman of the Board

Los Angeles, CA
February 18, 2005

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           APPLIED DNA SCIENCES, INC.

     The undersigned, being the Chief Executive Officer and Secretary of APPLIED DNA SCIENCES, INC., a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

     1. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

          "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

          The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                 Class            Par Value               Authorized Shares
                 Common           $0.001                      250,000,000
                 Preferred        $0.001                       10,000,000
                                                             ------------

                 Totals:                                      260,000,000

     2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Robin B. Hutchison, its Chief Executive Officer, and Lawrence Lee, its Secretary, this __th day of March, 2005.

                           APPLIED DNA SCIENCES, INC.


                       By:_______________________________
                          Robin B. Hutchison, Chief Executive Officer


                       By:_______________________________
                          Karin Klemm, Secretary